UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2013

AMERITRANS CAPITAL CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification Number)

50 Jericho Quadrangle, Suite 109 Jericho, New York 11753
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03     Bankruptcy or Receivership

As previously disclosed, on October 31, 2012 (the “Effective Date”), Elk Associates Funding Corporation (“Elk”), a wholly-owned subsidiary of Ameritrans Capital Corporation (“Ameritrans” and together with Elk, the “Company”), and the United States Small Business Administration (the “SBA”), entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with respect to Elk’s lawsuit against the SBA, captioned Elk Associates Funding Corporation v. United States Small Business Administration et al (Case No. 12-0438 (CKK)).  As previously disclosed, in connection with the entry into the Settlement Agreement, Elk executed and delivered a Consent Order of Receivership (the “Consent Order”) appointing the SBA as permanent, liquidating receiver of Elk, to be filed by the SBA only in the event that Elk failed to pay the Settlement Payment pursuant to the Settlement Agreement, as amended.

On April 25, 2013, the United Stated District Court for the Eastern District of New York (the “Court”) entered the Consent Order of Receivership, in the proceeding entitled United States of America, on behalf of its agency, the United States Small Business Administration v. Elk Associates Funding Corp. (Case No. 2:13-cv-01326-LDW-GRB).  The Court appointed the SBA as the receiver of Elk for the purpose of marshaling and liquidating all of Elk’s assets and satisfying the claims of creditors therefrom in the order of priority as determined by the Court.  The Court entered judgment in the total sum of $21,175,000.00 as of October 26, 2012, plus  accrued  interest of approximately $1,166,000 through April 25, 2013, plus post-judgment interest at the rate allowed by law. The Consent Order of Receivership dismissed all of the existing officers, directors and agents of Elk.

The interests of the SBA in its capacity as a receiver of Elk will differ materially from the interests of Ameritrans and its stockholders. We anticipate Ameritrans’ business, financial condition and results of operations will be materially and adversely affected by the entry of the Consent Order.

Item 2.01     Completion of Acquisition or Disposition

The information set forth in Item 1.03 is incorporated herein by reference.  As a result of the appointment of the SBA as receiver of Elk, Ameritrans has determined that it will deconsolidate Elk for financial reporting purposes in future periods.  As a result, the entry of the Consent Order will be deemed the disposition of Elk and all of its assets for accounting purposes.  Elk was organized to provide long-term loans to businesses eligible for investments by small business investment companies (“SBIC”) under the Small Business Investment Act of 1958, as amended.  Elk surrendered its SBIC license in connection with its entry into the Settlement Agreement and continues to hold investments, which consist primarily of loans to eligible businesses.  For additional information regarding the assets held by Elk that may be deemed to have been disposed of by Ameritrans, certain liabilities with respect to which Ameritrans will be obligated as a result of the entry of the Consent Order and other pro forma effects of the deconsolidation of Elk, please see the unaudited pro forma financial information filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.03, 2.01 is incorporated herein by reference.  For additional information regarding Ameritrans’ direct financial obligations resulting from the entry of the Consent Order and the deconsolidation of Elk, see Note (c) to the unaudited pro forma financial information filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(b)     Pro Forma Financial Information.

The pro forma financial information attached as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference. The unaudited pro forma financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what Ameritrans’ financial position or results of operations actually would have been had the Consent Order been entered as of the dates indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the deconsolidated company.

(d)     Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: May 1, 2013	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information